Exhibit 99.1

NEWSLINE

1401 Blake Street, Denver, Colorado, 80202, Tel:  720-479-3062

Denver, Colorado
Wednesday, March 14, 2007
FOR IMMEDIATE RELEASE

DIVIDEND ANNOUNCEMENT

The Board of Directors of MacDermid, Incorporated, Denver, Colorado, voted to pay on April 2, 2007 to shareholders of record at the close of business on March 19, 2007 a dividend of $0.06 each share of common stock.

Website: http://www.macdermid.com

MacDermid, Incorporated

NYSE - MRD
CUSIP 554273 10 2

March 14, 2007

This report and other Corporation reports and statements describe many of the positive factors affecting the Corporation’s future business prospects.  Investors should also be aware of factors that could have a negative impact on those prospects.  These include political, economic or other conditions such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the business; competitive products, advertising, promotional and pricing activity; the degree of acceptance of new product introductions in the marketplace; technical difficulties which may arise with new product introductions; and the difficulty of forecasting sales at certain times in certain markets.